SCHEDULE 14A
                         (Rule 14a-101)

             INFORMATION REQUIRED IN PROXY STATEMENT

                    SCHEDULE 14A INFORMATION

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     14a-12


              Maui Land & Pineapple Company, Inc.
        (Name of Registrant as Specified in Its Charter)

________________________________________________________________
  (Name of Person(s) Filing Proxy Statement, if Other than the
                           Registrant)

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March 26, 2001


To Our Stockholders:

     At our annual meeting on May 2, 2001, we plan to consider only two matters: The election of two directors for a three-year term and the approval of an auditor.

     We know of no other matters likely to be brought up at the meeting. Your participation is important to the orderly conduct of the Company's business. We urge you to sign and mail your proxy now. If you later decide to attend the meeting, you may then vote in person, if you wish.

For the Board of Directors,



/S/ RICHARD H. CAMERON
Richard H. Cameron
Chairman



               MAUI LAND & PINEAPPLE COMPANY, INC.
                 120 Kane Street, P. O. Box 187
                Kahului, Maui, Hawaii 96733-6687

            NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           May 2, 2001


TO THE STOCKHOLDERS OF MAUI LAND & PINEAPPLE COMPANY, INC.:

     The Annual Meeting of Stockholders of Maui Land & Pineapple
Company, Inc. (the "Company") will be held on Wednesday, May 2,
2001 at 8:30 a.m. in the Corporate Office courtyard, 120 Kane
Street, Kahului, Hawaii, for the following purposes:

1. To elect two Class Two Directors to serve for a three-year term or until their successors are elected and qualified;

2. To elect the Auditor of the Company for fiscal year 2001 and thereafter until its successor is duly elected; and

3. To transact such other business as may be properly brought before the meeting or any postponement or adjournment thereof.

     The close of business on March 7, 2001 is the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting or any postponements or adjournments thereof.

     IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE
MEETING.  IF YOU ARE UNABLE TO ATTEND IN PERSON, PLEASE SIGN,
DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE
PROVIDED.

     Stockholders are cordially invited to attend the meeting in person.

     Your attention is directed to the Proxy Statement enclosed.

BY ORDER OF THE BOARD OF DIRECTORS,


/S/ADELE H. SUMIDA
ADELE H. SUMIDA
Secretary

Dated:  March 26, 2001




               MAUI LAND & PINEAPPLE COMPANY, INC.
                 120 Kane Street, P. O. Box 187
                Kahului, Maui, Hawaii 96733-6687
                         March 26, 2001

                         PROXY STATEMENT



     This proxy is solicited on behalf of the Board of Directors of Maui Land & Pineapple Company, Inc. (the "Company").

     The person giving the proxy may revoke it at any time before it is voted by delivering to the Company's Secretary a written revocation or a signed proxy card bearing a later date, provided that such revocation or proxy card is actually received by the Secretary before it is used. Shares of the Company's common stock represented by properly executed proxies received by the Company at or prior to the Annual Meeting and not subsequently revoked will be voted as directed in such proxies. If a proxy is signed and no directions are given, shares represented thereby will be voted in favor of electing the Board's nominees for director and in favor of the proposal to elect the Company's auditor. The proxy confers discretionary authority on the persons named therein as to all other matters that may come before the meeting.

     This proxy statement is first being mailed to shareholders on or about March 26, 2001.

               VOTING SECURITIES AND RIGHT TO VOTE

     Holders of record of shares of Common Stock of the Company at the close of business on March 7, 2001 will be entitled to vote at the Annual Meeting of Stockholders to be held on May 2, 2001 and at any and all postponements or adjournments thereof.

     The voting securities entitled to vote at the meeting consist of shares of Common Stock of the Company with each share entitling its owner to one vote. Shareholders do not have cumulative voting. The number of outstanding shares at the close of business on March 7, 2001 was 7,195,800.

     If a majority of the Company's outstanding shares are represented at the meeting, either in person or by proxy, a quorum will exist for conducting business. Election of directors and the auditor will require an affirmative vote of a majority of shares present. Abstentions, but not broker non-votes, will be treated as present at the meeting for these purposes. In connection with the election of directors, a vote to withhold authority will have the effect of a negative vote.

            SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                      OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

     The following table sets forth information as of March 7, 2001 with respect to all persons known to the Company to be the beneficial owners of more than 5% of the Company's Common Stock, other than those listed under "Security Ownership of Management."

                                       Number            Percent
     Name and Address                of Shares           of Class
Stephen M. Case Revocable Trust     2,981,081 (1)(2)       41.4%
P. O. Box 9040
McLean, Virginia 22102

Ka Po'e Hana LLC                    2,981,081 (1)          41.4%
1711 N. Street, N.W.
Washington, DC 20036

The J. Walter Cameron Family Group  2,522,077 (3)(2)       35.1%
3150 Hoomua Drive
Kihei, Hawaii 96753

Mary C. Sanford                       648,331 (3)             9%
3694 Woodlawn Terrace Place
Honolulu, Hawaii 96822

Cameron Family Partnership            399,104 (3)           5.5%
c/o Hirose Kato & Martin
1728 Wili Pa Loop, Suite 200
Wailuku, Hawaii 96793

J. Walter Cameron Trust               403,581 (3)           5.6%
c/o Pacific Century Trust
11 S. Puunene Avenue
Kahului, Hawaii 96732

Maui Land & Pineapple Company, Inc.
  Employee Stock Ownership Trust      470,210 (4)           6.5%
c/o Pacific Century Trust, Trustee
P. O. Box 3170
Honolulu, Hawaii 96802

(1)  Stephen M. Case Revocable Trust purchased 41.2% of the
     Company's common stock on August 31, 1999 (the "Closing Date") from the Harry Weinberg Family Foundation, Inc., the Harry and Jeanette Weinberg Foundation, Inc. and 300 Corporation. The purchase agreements provide that if Mr. Case sells or enters into a binding agreement to sell any of the acquired shares within two years of the Closing Date, then a portion of the gain realized will be paid to the sellers. The purchase agreements also provide that Mr. Case will not engage in or initiate any "Rule 13e-3 transaction" (a so-called "going private" transaction) within the two-year period following the Closing Date.

     Ka Po'e Hana LLC has power of attorney over the 2,981,081 shares of Company stock that is owned by the Stephen M. Case Revocable Trust. The power of attorney authorizes Ka Po'e Hana LLC to vote the stock and to sell or otherwise make investment decisions with respect to the stock. Therefore, Ka Po'e Hana LLC may be deemed to beneficially own the shares owned of record and beneficially by the Stephen M. Case Revocable Trust. The President and Chief Executive Officer of Ka Po'e Hana LLC, John H. Agee, a director of the Company, has authority to act alone on behalf of the LLC in exercising powers under the power of attorney (see "Security Ownership of Management.") Mr. Agee disclaims beneficial ownership of the 2,981,081 shares of Company stock.

(2) Richard H. Cameron, Claire C. Sanford, Jared B. H. Sanford, Douglas B. Cameron and the Allan G. Sanford Trust (collectively referred to as the "Cameron Family Stockholders") and Stephen M. Case are the parties to a right of first refusal agreement, dated June 25, 1999 (the "RFR Agreement"). Under the RFR Agreement, the Cameron Family Stockholders and Stephen M. Case each grant to the other a right of first refusal regarding the shares of the Company's Common Stock that they each hold from time to time, up to the total number of shares held by the other at any such time. According to the Company's records as of February 28, 2001, this mutual right of first refusal applies to 1,058,406 shares owned by each of the Cameron Family Stockholders and Stephen M. Case. Certain transfers for estate planning purposes or to family members or pledges for certain loans are exempt from the terms of the RFR Agreement. The RFR Agreement provides that before selling any shares to a third party, the person must offer to sell them to the other party to the RFR Agreement.

(3) The J. Walter Cameron Family holdings include 648,331 shares owned by Mary C. Sanford; 163,861 shares owned by Claire C. Sanford; 173,240 shares owned by Jared B. H. Sanford; 267,789 shares owned by Richard H. Cameron, his spouse and minor children (includes 5,456 shares allocated to his account in the Maui Land & Pineapple Company, Inc. Employee Stock Ownership Plan ["ESOP"]); 310,055 shares owned by Douglas B. Cameron; 156,116 shares owned by the Allan G. Sanford Trust, of which Mary C. Sanford is the trustee; 399,104 shares owned by the Cameron Family Partnership, whose general partners are Mary C. Sanford, Richard H. Cameron, Claire C. Sanford and Frances E. C. Ort; 403,581 shares owned by the J. Walter Cameron Trust, of which Mary C. Sanford, Richard H. Cameron, Margaret A. C. Alvidrez, Claire C. Sanford and Pacific Century Trust are co-trustees. Voting and investment decisions with respect to shares held by the J. Walter Cameron Trust and shares held by the Cameron Family Partnership generally require approval of a majority of the trustees or general partners. However, all of the partnership's general partners must approve dispositions of the Company's shares. Mrs. Alvidrez has disclaimed sole or shared voting or sole dispositive power with respect to shares held by the J. Walter Cameron Trust. Mrs. Ort has disclaimed sole or shared voting power and sole dispositive power with respect to the shares held by the Cameron Family Partnership. Except as indicated above, share ownership figures for the J. Walter Cameron Family Group exclude shares owned by the Company's ESOP (see Note (4) below).

(4) Gary L. Gifford, President of the Company, Paul J. Meyer, Douglas R. Schenk and Donald A. Young, Executive Vice Presidents of the Company, and J. Susan Corley, Vice President of the Company, are members of the Administrative Committee of the Company's ESOP, which was adopted by the Company on December 27, 1978. The Administrative Committee directs and authorizes the trustee as to various actions; however, the ESOP requires the trustee to inquire of each plan participant, on a confidential basis, how to vote the shares allocated to the plan participant's individual account with respect to certain matters. The trustee is required to vote shares allocated to participants' accounts for which no instructions are received and to vote any shares not then allocated to participants' accounts in the same proportions as the aggregate shares allocated to participants' accounts are voted pursuant to participants' instructions.



Security Ownership of Management

     The following table sets forth information as of March 7, 2001 with respect to the Company's voting Common Stock beneficially owned by directors, nominees and named executive officers, and by all directors, nominees and executive officers of the Company as a group (see "Election of Directors" below).

                                   Number
                                 of Shares
                                Beneficially          Percent
                                   Owned              of Class

John H. Agee                    2,981,081(1)            41.4%
Mary C. Sanford                 1,607,132(2)            22.3%
Richard H. Cameron              1,070,474(3)            14.9%
Claire C. Sanford                 966,546(4)            13.5%
Donald A. Young                    11,578(5)             *
Paul J. Meyer                       8,326(5)             *
Douglas R. Schenk                   5,991(5)             *
Gary L. Gifford                     5,049(5)             *
Randolph G. Moore                   4,000                *
Warren A. Suzuki                    1,845(5)             *
Daniel H. Case                         --                 --
David A. Heenan                        --                 --
Fred E. Trotter III                    --                 --
All directors, nominees and executive officers
  as a group (15)               5,058,004               70.3%

  *less than 1%

(1) John H. Agee, as President and Chief Executive Officer of Ka Po'e Hana LLC, may be deemed to beneficially own 2,981,081 shares, which are owned of record by the Stephen M. Case Revocable Trust (see Note (1) under "Security Ownership of Certain Beneficial Owners"). Mr. Agee is a Class Three Director (see "Election of Directors" below).

(2)  Mary C. Sanford, mother of Claire C. Sanford and aunt of
     Richard H. Cameron, owns of record 648,331 shares and beneficially 1,607,132 shares. She is a Director Emeritus of the Company.

(3) Richard H. Cameron owns of record 255,133 shares and beneficially 1,070,474 shares. Included are 5,456 shares allocated to him as a participant in the Company's ESOP (see Note (4) regarding the Company's
     ESOP in the preceding table).  He is a Class Three
     Director (see "Election of Directors" below).

(4) Claire C. Sanford owns of record 163,861 shares and beneficially 966,546 shares. She is a Class Two
     Director (see "Election of Directors" below).

(5) Amounts include shares allocated to these executive officers as participants in the Company's ESOP: Gifford-5,049; Meyer-8,326; Schenk-5,491; Young-10,078; Suzuki-1,845. (See
     Note (4) under "Security Ownership of Certain Beneficial
     Owners".)

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act requires the Company's officers and directors and beneficial owners of more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of such reports. To the Company's knowledge, except as noted below, based solely upon a review of such reports and amendments thereto received by the Company during or with respect to its most recent fiscal year and upon written representations regarding all reportable transactions, the Company did not identify any such required report that was not timely filed. Mary C. Sanford, Richard H. Cameron and Douglas B. Cameron each filed one report late with respect to the purchase of Company shares in 2000. The
J. Walter Cameron Trust filed two reports late with respect to the purchase of Company shares in 2000.


                      ELECTION OF DIRECTORS

     The Bylaws provide for three classes of directors consisting of two members in each class with each class holding office for three years. The first class consists of the two directors whose term of office expires in 2003 ("Class One Directors"). The second class consists of the two directors whose term of office expires in 2001 ("Class Two Directors"). The third class consists of the two directors whose term of office expires in 2002 ("Class Three Directors").

     The Board recommends the election of the nominees listed below as Class Two Directors to hold office for three years, until 2004, or until their successors are elected and qualified. If at the time of the 2001 Annual Meeting of stockholders any of such nominees should be unable or decline to serve, the discretionary authority provided in the proxy will be exercised to vote for a substitute or substitutes. The Board has no reason to believe that any substitute nominee or nominees will be required.

     The Board's proxy holders will, if so authorized, vote their proxies for the nominees for Class Two Directors.

          Hawaii law requires that at least one of the directors of the Company be a resident of the State of Hawaii. All of the Class One, one of the Class Two and one of the Class Three Directors are Hawaii residents. Under the Company's Bylaws, no person is eligible to be elected as a director who has attained his or her 70th birthday at the time of election, but the directors may create exceptions to this requirement by resolution.

     The Company's Bylaws permit the Board of Directors to appoint Directors Emeritus. In March 2001, Daniel H. Case resigned his seat on the Board as a Class Three Director and was appointed a Director Emeritus. The remaining Board members, in accordance with the Bylaws, appointed John H. Agee to fill Daniel
H. Case's vacant seat. In March 1999, Mary C. Sanford was appointed a Director Emeritus in recognition of her many years of dedicated service. Directors Emeritus are eligible to attend all meetings of the Board of Directors, but are not eligible to vote and are not counted as part of the quorum at any such meeting.

     The following section indicates the principal occupation or employment of each director and nominee, his or her positions with the Company and other information, and the year first elected as a director.

Class One Directors-Term expires in 2003:

Randolph G. Moore     Chief Executive Officer of Kaneohe Ranch,
(age 62)              a manager of family trusts in Kailua,
                      Hawaii. He is Executive Vice President of the H.K.L. Castle Foundation, a charitable family foundation in Kailua, Hawaii. Mr.
			    Moore has extensive experience in property
                      management and development in Hawaii.  Mr.
                      Moore was President of Molokai Ranch Ltd., a real estate management and development company in Maunaloa, Hawaii from 1986 to 1989. Mr. Moore is a Director of Hawaii
                      Stevedores, Inc., Koga Engineering &
                      Construction, Inc. and the Land Use
                      Research Foundation.  He is Chairman of
                      the Board of Trustees of The Oceanic
                      Institute. Mr. Moore serves on the boards of a number of community organizations.
                      He has been a director of the Company
                      since 1994.

Fred E. Trotter III   President of F. E. Trotter Inc., a
(age 70)              business consulting firm in Honolulu,
                      Hawaii.  He was a Trustee of The Estate
                      of James Campbell, a private trust,
                      in Honolulu, Hawaii, from 1970 to
                      1991.  Mr. Trotter is a Director of
                      Pacific Century Financial Corporation,
                      Bank of Hawaii, Bancorp Leasing, Inc. and
                      Longs Drug Stores. Mr. Trotter serves on the boards of the Kahuku Community
                      Hospital and The Aloha Council Boy Scouts of America. Mr. Trotter has extensive experience in agribusiness and property management in Hawaii. He has been a director of the Company since 1992.

Class Two Directors-Nominees to be elected in 2001:

David A. Heenan       Trustee of The Estate of James Campbell, a
(age 61)              private trust in Honolulu, Hawaii.  He was
			    President and Chief Executive Officer of
			    Theo. H. Davies & Co., Ltd., the North
			    American holding company for the Hong
			    Kong-based Jardine Matheson from 1982 to
		  	    1995.  Mr. Heenan is a Director of Aloha
			    Airlines, Pacific Century Financial
			    Corporation and several other
			    organizations.  Mr. Heenan has been
                      a director of the Company since September of 1999.

Claire C. Sanford     Co-owner of Top Dog Studio, a jewelry and
(age 42)		    metal sculpture business in Gloucester,
                      Massachusetts.  She is a part-time
                      instructor at the Massachusetts College of Art. She is a Director of various community organizations. Ms. Sanford has served on one or more of the Company's subsidiary boards since 1987 and has been a director of the Company since March of 1999.

Class Three Directors-Term expires in 2002:

Richard H. Cameron    Private investor in Kihei, Hawaii and
(age 46) 		    Chairman of the Board of Maui Land &
			    Pineapple Company, Inc.  He was the
			    Publisher of Maui Publishing Company, Ltd., a newspaper publishing company in Wailuku, Hawaii, from October 1995 to January 2000. He was Vice President/Property Management of Maui Land & Pineapple Company, Inc.
			    from 1990 to 1995.  Mr. Cameron is a
			    Director of Haleakala Ranch Company,
			    Triple C Investment Corp. and various
			    community organizations.  He has been a
			    director of the Company since 1984.

John H. Agee          President and Chief Executive Officer of
(age 52)              Ka Po'e Hana LLC, a private family
			    investment office.  Mr. Agee is also
                      Executive Vice President of the Case
                      Foundation, a private foundation in
                      Washington D.C.  Mr. Agee was President of
                      Adler Management LLC from 1986 to 2000.
                      Mr. Agee serves on the boards of Grove
                      Farm Company, Inc., St. John's University and on various private company boards. In
                      March 2001, Daniel H. Case elected to take
                      Director Emeritus status, and at the
                      request of Stephen M. Case who owns 41.4% of the Company's stock, Mr. Agee was appointed to the Board.

Certain Transactions

     See "Compensation Committee Interlocks and Insider
Participation."


Directors' Meetings and Committees

     The Board of Directors held four meetings in 2000. It has two standing committees, the Audit Committee and the Compensation Committee. The Audit Committee held two meetings and the Compensation Committee held two meetings in 2000. The Board has no Nominating Committee. In 2000, all directors attended at least 75% of the aggregate meetings of the Board and committees on which they serve.

     The Audit Committee serves as an independent check on the reliability of the Company's financial controls and its financial reporting and reviews the work of the independent auditors. Members of the Audit Committee are Randolph G. Moore (chairman), David A. Heenan and Fred E. Trotter III. All of the Audit Committee members are independent, as defined by Section 121A of the American Stock Exchange Listing Standards, from the Company and its management. The Audit Committee Charter is included in the Appendix to this Proxy Statement.

     The Compensation Committee reviews and approves the compensation plans, salary recommendations and other matters relating to compensation of senior management and directors. Members of the Compensation Committee are Fred E. Trotter III (chairman), John H. Agee, Richard H. Cameron, Daniel H. Case, David A. Heenan, Randolph G. Moore, Claire C. Sanford and Mary C. Sanford.

     In 2000, directors received attendance fees of $650 for each Board meeting attended. Directors also received an annual fee of $14,500. The Chairman of the Board received an annual fee of $29,000. Directors received attendance fees of $325 for each committee or subcommittee meeting. Directors Emeritus are entitled to expense reimbursements and attendance fees, but do not receive annual retainers. Effective as of March 1, 2000, directors of the Company are eligible to participate in the Company's Executive Deferred Compensation Plan and may, at their election, defer fees earned as a member of the Company's Board. See "Executive Deferred Compensation Plan."

Audit Committee Report

     The Audit Committee of the Board of Directors reviews the Company's financial reporting process on behalf of the Board. In fulfilling its responsibilities, the Committee reviewed and discussed the audited financial statements contained in the 2000 Annual Report, which is incorporated by reference in SEC Form 10-K, with the Company's management and Deloitte & Touche LLP, the independent auditors. Management is responsible for the financial statements and the reporting process, including the system of internal controls, and has represented to the Audit Committee that such financial statements were prepared in accordance with generally accepted accounting principles. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America.

     The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, "Communications with Audit Committees," as amended. In addition, the Committee discussed with the independent auditors the auditors' independence from the Company and its management, including matters in the written disclosures and letter that were received by the Committee from the independent auditors as required by Independence Standard Board No. 1, "Independence Discussions with Audit Committees," as amended.

     Based on reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements contained in the Company's 2000 Annual Report be included in the SEC Form 10-K for the year ended December 31, 2000.

Audit Committee:

     Randolph G. Moore (Chairman)
     David A. Heenan
     Fred E. Trotter III



                     EXECUTIVE COMPENSATION

Summary of Cash and Other Compensation

     The following table summarizes the cash and non-cash compensation paid by the Company for services rendered during each of the last three years by the Company's Chief Executive Officer and four other most highly compensated executive officers.

                   SUMMARY COMPENSATION TABLE

                                     Annual Compensation

                                                          All
    Name and                                             Other
Principal Position         Year    Salary    Bonus    Compensation
                                              (1)         (2)

Gary L. Gifford            2000  $389,917    $   --     $2,054
President & Chief 	   1999   369,500    22,016	   3,622
  Executive Officer  	   1998   357,000    13,453     31,116


Paul J. Meyer              2000   246,958        --      1,544
Executive Vice 		   1999   236,283     14,042	   3,198
  President/Finance        1998   227,700      8,580    26,068

Douglas R. Schenk          2000   229,317        --      1,092
Executive Vice 		   1999   217,317     14,914	   2,536
  President/Pineapple      1998   209,400      7,891     9,130

Donald A. Young            2000   216,983        --      1,459
Executive Vice 		   1999   205,417     13,376	   3,102
  President/Resort         1998   198,000      7,461    26,299

Warren A. Suzuki           2000   129,167        --      6,955 (3)
Vice President/Land	   1999   124,300      7,450	   1,772
  Management & Development 1998   120,800      4,552     8,365


(1)  Represents annual incentive award earned for the year.

(2) Except and noted in (3) below, amount for 2000 represents value of life insurance benefits in accordance with Internal
     Revenue Service Table PS-58.

(3)  Company contribution for 2000 pursuant to Executive Deferred
     Compensation Plan, $6,500; 2000 value of life insurance as noted in (2) above, $455.

Executive Deferred Compensation Plan

     The Company has an Executive Deferred Compensation Plan ("EDCP") that covers certain management personnel, including the executive officers. The EDCP is an unfunded, nonqualified, deferred compensation plan under which eligible employees, including the Company's executive officers, may elect on a voluntary basis to defer a portion of their annual cash compensation until retirement or termination from the Company. Eligible employees may make an annual irrevocable election to defer compensation that will be paid, earned or awarded in the following year. Effective January 1, 2000, the Board of Directors approved a 5% of base salary contribution to the EDCP for highly compensated employees who report directly to the four senior executive officers.

Pension Plan

     The following table shows the estimated annual retirement benefit to employees in specified compensation and years of service classifications under the Maui Land & Pineapple Company, Inc. Pension Plan for Non-Bargaining Unit Employees and the Company's Supplemental Executive Retirement Plan ("SERP"):

  ESTIMATED ANNUAL BENEFIT FROM QUALIFIED DEFINED BENEFIT PLAN
           AND SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


 Final
 5-Year                 Years of Service at Age 65
Average
 Annual
 Salary         15        20       25        30        35

$100,000   	  $19,552   $26,069   $32,586   $39,103   $43,448
 125,000       25,177    33,569    41,961    50,353    55,948
 150,000       30,802    41,069    51,336    61,603    68,448
 175,000       36,427    48,569    60,711    72,853    80,948
 200,000       42,052    56,069    70,086    84,103    93,448
 225,000       47,677    63,569    79,461    95,353   105,948
 250,000       53,302    71,069    88,836   106,603   118,448
 275,000       58,927    78,569    98,211   117,853   130,948
 300,000       64,552    86,069   107,586   129,103   143,448
 325,000       70,177    93,569   116,961   140,353   155,948
 350,000       75,802   101,069   126,336   151,603   168,448
 375,000       81,427   108,569   135,711   162,853   180,948
 400,000       87,052   116,069   145,086   174,103   193,448
 425,000       92,677   123,569   154,461   185,353   205,948
 450,000       98,302   131,069   163,836   196,603   218,448
 475,000      103,927   138,569   173,211   207,853   230,948

     Compensation covered by the qualified pension plan and the SERP is base salary. Retirement benefits are computed based on each participant's years of service, year of birth, earnings and retirement date and are not subject to any deduction for social security or other offset amounts. Normal retirement age for participants is 65 with provisions for retirement as early as 55 and after age 65. Benefits are payable as a qualified joint and survivor annuity with options for benefits in other annuity forms. Vesting is 100% after five years of service. When the benefits of an employee under the pension plan are reduced because of (1) the maximum annual benefit limitation ($135,000 in 2000) or (2) the maximum compensation limitation ($170,000 in
2000), the SERP provides a benefit to make up the difference. Effective January 1, 2000, the SERP will provide additional pension benefits for Messrs. Gifford, Meyer, Schenk and Young such at age 65, pension benefits will approximate 60% of final 5-year average earnings. At December 31, 2000, the named executive officers were credited with approximately the following years of service for pension computation purposes: Gifford-12.3; Meyer-15.8; Schenk-23.3; Young-21.5; Suzuki-11.1.

Executive Severance Plan

     An Executive Severance Plan covers the Company's executive officers. Payments under the Executive Severance Plan will be made to an executive officer who is terminated from employment as a result of (1) a restructured or downsized operation; (2) discontinuance of certain business activities; or (3) elimination of a position with no comparable position within the Company being offered to the executive. The amount of the severance payment is twelve months of base salary for vice presidents and one month's base salary for each year of service with a minimum of twelve months and a maximum of eighteen months for the chief executive officer and executive vice presidents. This payment will be made on the regular payroll schedule for the number of months that the executive is eligible to receive payment. If an incentive plan is in effect, the executive also will receive a pro-rated annual incentive plan payment earned during the year in which separation from employment occurred in accordance with the terms of such plan. During the period that the executive is eligible to receive severance payments, the Company will provide health care benefits with the same coverage and same employer contributions as the executive was receiving before termination of employment.

Change-In-Control Agreements

     Change-in-Control Agreements (the "Agreements") cover six of the Company's executive officers. Any payments under the Agreements would be in lieu of any payments under the Executive Severance Plan. The Agreements with each executive officer provide that a "change-in-control" means one or more of the following occurrences with respect to the Company or a
Subsidiary: (1) any person or group who is not on the date of the Agreements a beneficial owner of 25% or more of the voting shares of the Company or a Subsidiary becomes the beneficial owner of 25% or more of the total number of voting shares of that entity;
(2) any person or group who is not on the date of the Agreements the beneficial owner of 50% or more of the shares of the Company or a Subsidiary becomes the beneficial owner of 50% or more of the total number of voting shares of that entity; (3) the persons who were directors of the Company or a Subsidiary before a cash tender or exchange offer, merger or other business combination, sale of assets or contested election cease to constitute a majority of the Board of Directors of that entity or a successor thereto; (4) a merger or consolidation of the entity occurs in which the survivor is neither the Company nor a direct or indirect wholly owned subsidiary of the Company; (5) a sale, transfer or other disposition of all or substantially all (as defined) of the assets of the Company or Subsidiary; and, in addition, in the case of a Subsidiary, a disposition of 50% or more of such Subsidiary's outstanding voting securities; or (6) a spin-off, split-off, split-up or similar divisive reorganization affecting the Company and/or its Subsidiaries. "Subsidiary" means Maui Pineapple Company, Ltd. and Kapalua Land Company, Ltd., except that if the executive is the Vice President/Retail Property, the term "Subsidiary" is limited to Kaahumanu Center Associates.

     The Agreements with each executive officer entitle the executive to severance payments if a change-in-control occurs and within 36 months (in the case of Messrs. Gifford, Meyer, Schenk and Young) or 24 months (in the case of Messrs. Suzuki and Crockford) thereafter (1) the executive's employment terminates involuntarily without just cause (as defined) or (2) the executive voluntarily terminates employment for good reason (as defined).

     Severance payments include (1) a lump sum cash payment of
2.99 times (for Messrs. Gifford, Meyer, Schenk and Young) or 2 times (for Messrs. Suzuki and Crockford) the executive's annual base salary in effect on the effective date of termination (or, if greater, in effect ninety days prior to the change-in-control); (2) a payout under the Company's annual incentive plan (if any), in accordance with the terms of such plan; (3) a continuation of all welfare benefits at normal employee cost for three full years (for Messrs. Gifford, Meyer, Schenk and Young) or two full years (for Messrs. Suzuki and Crockford) from the effective date of termination; (4) special retirement benefits equal to the retirement benefit that the executive would have received under the Maui Land & Pineapple Company, Inc. Pension Plan for Non-Bargaining Unit Employees, the Supplemental Executive Retirement Plan and Executive Supplemental Insurance Plan/Executive Deferred Compensation Plan, or any successor plans or arrangements to such plans, had the executive's employment continued for 36 months (in the case of Messrs. Gifford, Meyer, Schenk and Young) or 24 months (in the case of Messrs. Suzuki and Crockford) following the executive's effective date of termination; and (5) standard outplacement services as selected by the executive for a period of up to 36 months (in the case of Messrs. Gifford, Meyer, Schenk and Young) or 24 months (in the case of Messrs. Suzuki and Crockford) from the effective date of termination.

     The Agreements provide that if any portion of the severance payment or payment under any other agreement or plan of the Company would constitute an "excess parachute payment," then the payment to the executive will be reduced if such reduction results in an increase in the executive's net benefit. If it is ultimately determined pursuant to a final determination by the Internal Revenue Service that any portion of the severance payment is a "parachute payment" subject to excise tax, which was not contemplated to be a "parachute payment" at the time of payment, the executive will be entitled to a lump sum cash payment sufficient to place the executive in the same net after tax position that would have existed if such payment had not been subject to the excise tax.

     The transaction described in Note (1) on page 5 constitutes a change-in-control under the Agreements, thus making the covered executive officers potentially eligible for payouts thereunder if their employment terminates.

Report of Compensation Committee on Executive Compensation

     The Compensation Committee of the Board of Directors (the "Committee") is composed entirely of directors who are not members of the Company's management. The Board of Directors has charged the Committee with the responsibility of administering the Company's executive compensation program. The Committee is assisted from time to time by independent management consultants who advise the Committee on compensation matters.

     The Committee's philosophy with regard to executive compensation is to attract, retain and reward the level of expertise needed to achieve the Company's business objectives. The Committee believes that compensation should emphasize performance-based variable pay plans rather than base salary. While base salary is an important part of the compensation program, the Committee would like the Company to manage base salaries with the objective of maintaining relatively low fixed cost levels as the Company shifts reward opportunity into variable pay plans.

     Base salaries are determined based on midpoint salary information provided by an independent management consultant with reevaluations as conditions warrant. The Company's salary system seeks to establish salaries that are within 80% to 120% of the midpoint guidelines, based on experience, knowledge of the position and performance level. Midpoint information is derived from a group of U.S. industrial organizations that are similar in size, scope and complexity to the Company. This group is different from the S&P Food group referred to in the Shareholder Return Performance Graph on page 13.

     The Committee annually reviews with the CEO the individual performance of each of the other executive officers and receives the CEO's recommendations as to appropriate compensation awards. The CEO recommends base salary adjustments to the Committee based on his qualitative judgment as to overall job performance, salary midpoints, the relationship of the executive's compensation to the midpoint and the Company's overall budget for salaries. In February 2000, the Committee approved increases to the base salaries for these executive officers ranging from 4% to 5.9%.

     On a mid-year and annual basis, a subcommittee of the Committee reviews the performance of the CEO in relation to the financial and non-financial objectives set early in the year.
The Committee approves a base salary adjustment for the CEO based on its qualitative judgment as to his job performance, including the achievement of performance goals and with consideration given to the midpoint salary information. In February 2000, the Committee approved a 5.8% salary increase for Mr. Gifford.

     In November 2000, the Committee approved a change to pension benefits for Messrs. Gifford, Meyer, Schenk and Young.
Provisions of the change target pension benefits for these executives to approximate 60% of final 5-year average earnings at age 65.


Compensation Committee:

     Fred E. Trotter (Chairman)    	David A. Heenan
     John H. Agee (since 3/01)     	Randolph G. Moore
     Richard H. Cameron       	Mary C. Sanford
     Daniel H. Case           	Claire C. Sanford


Shareholder Return Performance Graph

     Set forth below is a graph comparing the cumulative total shareholder return on Maui Land & Pineapple Company, Inc. common stock against the cumulative total return of the S&P 500 Index and the S&P 500 Food Group.

     SEE APPENDIX FOR GRAPH POINTS


 *$100 invested on December 31, 1995 in common stock of Maui Land
& Pineapple Company, Inc., S&P 500 Index and S&P Food Group.


Compensation Committee Interlocks and Insider Participation

     Committee member Richard H. Cameron was an executive officer of the Company until his resignation, which was effective on October 15, 1995. Committee member Mary C. Sanford is the aunt of Richard H. Cameron and committee member Claire C. Sanford is the cousin of Richard H. Cameron.

     No other member of the Compensation Committee, which includes all members of the Board, was formerly an officer or employee of the Company or any of its subsidiaries.

     The Company currently leases approximately 1,600 acres of grazing land to Haleakala Ranch Company at an annual rent of $16,000. The lease expires on June 30, 2018. Richard H. Cameron is Vice President of Haleakala Ranch Company; he and Mary C. Sanford are directors of Haleakala Ranch Company.


                       ELECTION OF AUDITOR

     The firm of Deloitte & Touche LLP, independent certified public accountants, has been the auditor of the Company for many years. The Board of Directors recommends the election of Deloitte & Touche LLP as the auditor of the Company for fiscal year 2001 and thereafter until its successor is duly elected.

     A representative of Deloitte & Touche LLP will be present at the annual meeting of shareholders, will be given an opportunity to make a statement and will be available to respond to questions raised verbally at the meeting or submitted in writing by shareholders.

Principal Accounting Firm Fees:

Aggregate fees billed to the Company for the year ending December
31, 2000 by Deloitte & Touche LLP, the Company's principal accounting firm, are as follows:

     Audit Fees                              $  217,000
     Financial Information Systems
       Design and implementation Fees         	551,000 (a)
     All Other Fees                           	 48,000 (a)

  (a) The Audit Committee has considered whether the provision of these services is compatible with maintaining the principal accounting firm's independence.


                         OTHER MATTERS

     The Board knows of no other matters that may be brought before the meeting. However, if any other matters are properly brought before the meeting, the persons named in the enclosed proxy or their substitutes will vote in accordance with their best judgment on such matters, and discretionary authority to do so is included in the proxy.


                    SOLICITATION OF PROXIES

     The entire cost of soliciting proxies will be borne by the Company. The Company may make arrangements with brokerage houses, banks and other custodians, nominees and fiduciaries to forward proxies and proxy material to the beneficial owners of the common stock of the Company and to request authority for the execution of proxies. In such cases, the Company may reimburse such brokerage houses, banks, custodians, nominees and fiduciaries for their expenses in connection therewith. Proxies may be solicited in person or by telephone, mail, facsimile or other electronic means by certain directors and officers of the Company without additional compensation for such services, or by its Transfer Agent, and the cost will be borne by the Company.


            STOCKHOLDER PROPOSALS AND NOMINATIONS

     Proposals of stockholders intended to be presented pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (the "Exchange Act") must be received at the corporate offices of the Company on or before November 26, 2001 in order to be considered for inclusion in the proxy statement and proxy card for the 2002 Annual Meeting.

     The Company's Bylaws contain additional requirements that must be satisfied for any proposal of stockholders made outside of Rule 14a-8 or any nomination by a stockholder of directors to be considered at an annual or special meeting. Such proposals or nominations may not be brought before an annual meeting by a stockholder unless the stockholder has given timely written notice in proper form of such proposal or nomination to the Chairman of the Board, the President or the Secretary of the Company. Such proposals or nominations may be made only by persons who are stockholders of record on the date on which such notice is given and on the record date for determination of stockholders entitled to vote at that meeting.

     Stockholder notices of any proposals or nominations intended to be considered at the 2002 Annual Meeting will be timely only if received at the Company's corporate offices no earlier than December 28, 2001 and no later than January 28, 2002. However, if the 2002 Annual Meeting is called for a date that is not within thirty days before or after May 2, 2002, any such notice will be timely only if it is received no later than the close of business on the tenth day following the date of the Company's first mailing of the notice of the 2002 Annual Meeting or the date of the Company's public disclosure of the date of the 2002 Annual Meeting, whichever is earlier.

     To be in proper written form, a stockholder's notice concerning a proposal to be presented at an annual meeting must set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the number of shares of stock of the Company owned by such stockholder (x) beneficially and (y) of record, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

     To be in proper written form, a notice concerning a nomination for election to the Board of Directors must set forth
(i) as to each person whom the stockholder proposes to nominate for election as a director (a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person, (c) the number of shares of stock of the Company owned by the person (x) beneficially and (y) of record, and (d) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (ii) as to the stockholder giving the notice (a) the name and record address of such stockholder, (b) the number of shares of stock of the Company owned by such stockholder (x) beneficially and (y) of record, (c) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (d) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (e) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

     In addition, no person will be eligible for election to the class of directors to be elected in the year 2003 and each third year thereafter unless such person is an "independent director" within the meaning of Section 121 of the Listing Standards, Policies and Requirements of the American Stock Exchange LLC (or any successor provision).

     Any notice concerning proposals or nominations sought to be considered an Annual Meeting should be addressed to the Company's Chairman, President or Secretary at 120 Kane Street, P.O. Box 187, Kahului, Hawaii 96733-6687. The full text of the bylaw provisions referred to above (which also set forth requirements and limitations as to stockholder proposals or nominations to be considered at any special meeting) may be obtained by contacting the Company's Secretary at the foregoing address, by telephone at 808-877-3351 or facsimile 808-877-1614.


                       PROXY INSTRUCTIONS

     A form of proxy for the Annual Meeting is enclosed. You are requested to sign and return your proxy promptly to make certain your shares will be voted at the meeting. As previously stated, you may revoke your proxy at any time before it is voted by delivering a written revocation or a signed proxy card bearing a later date to the Company's Secretary, provided that such revocation or proxy card is actually received by the Secretary before it is used. Attendance at the Annual Meeting will not in itself constitute revocation of a proxy. If you attend the meeting, you may vote your shares in person if you so decide.
For your convenience, a self-addressed envelope is enclosed; it requires no postage if mailed in the United States.

BY ORDER OF THE BOARD OF DIRECTORS


/S/ ADELE H. SUMIDA
ADELE H. SUMIDA
Secretary

Kahului, Maui, Hawaii
March 26, 2001



                          APPENDIX

            AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
       MAUI LAND & PINEAPPLE COMPANY, INC. (the "Company")
                             CHARTER


I.   Purpose.

     The primary function of the Audit Committee (the
     "Committee") is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing:

     A. The Company's financial reports and other financial information provided to its shareholders or the public;

     B. The Company's system of internal control regarding finance, accounting, legal compliance and ethics established by the Company's management and Board; and

     C. The Company's auditing, accounting and financial reporting processes generally.

     Consistent with this function, the Committee should encourage continuous efficiency and improvement and should foster adherence to the Company's policies, procedures and practices at all levels. The Committee's primary duties and responsibilities are to:

     A.   Ensure that the Company's outside auditors are independent;

     B. Ensure that the Company's outside auditors are accountable to the Committee and the Board;

     C. Monitor the Company's financial reporting process and internal controls system;

     D. Review and appraise the audit activities of the Company's outside auditors and internal audit department;

     E. Provide an open avenue of communication among the outside auditors, financial and senior management, the internal audit department and the Board.

     The Committee primarily will fulfill these responsibilities by carrying out the activities enumerated in section IV of this Charter.

II.
     Composition.

     The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent of management and free from any relationship that in the opinion of the Board would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practice; at least one member of the Committee shall have
     accounting or related financial management expertise.   At
     least two members of the Committee shall be directors who are not related to the Company's officers and do not represent concentrated or family holdings of the Company's shares.

     The members of the Committee shall be appointed by the Board annually and shall serve until their successors are duly elected and qualified. The Board or Chairman of the Board shall appoint one member of the Committee as its chairperson.

III. Meetings.

     The Committee should meet four times annually or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, the director of internal audit department and the outside auditors in separate executive sessions to discuss any matters that the Committee or any of these groups believes should be discussed privately.

IV.  Responsibilities and Duties.

     To fulfill its responsibilities and duties, the Committee shall:

     A.   Documents and Reports:

          1.Review and update this Charter at least annually as conditions dictate;

          2.Review the Company's annual financial statements and any reports or other financial information submitted to the public, including any certification report or opinion rendered by the Company's outside auditors;

          3.Review at least annually a comprehensive report by the Company's internal audit department;

          4.Review the Company's Forms 10-K, 10-Q and 8-K, if any, prior to their filing;

          5.Review the annual management letter prepared by the Company's outside auditors and management's response thereto.

          6.In addition, the Committee or its designee will discuss quarterly and annual results with financial management and outside auditors, preferably prior to issuance of the press release on earnings, but no later than the filing of Form 10-Q and Form 10-K, respectively.

     B.   Outside Auditors:

          1.Recommend to the Board selection of the outside auditors considering, among other parameters, independence, effectiveness, audit fees and other compensation. On an annual basis, the Committee should review and discuss with the outside auditors all significant relationships the outside auditors have with the Company to determine the outside auditors' independence, and should require a written summary of all such relationships;

          2.Review the performance of the outside auditors and approve any change of outside auditors when circumstances warrant;

          3.Periodically and at least annually, consult with the outside auditors in executive session about the Company's internal controls, the fullness and accuracy of its financial statement and the quality of its accounting policies and practices.

     C.   Financial Reporting Processes:

          1.In consultation with the Company's management, outside auditors and internal auditors, review the soundness and accuracy of the Company's financial reporting processes, both internal and external;

          2.In consultation with the Company's management and outside auditors, recommend appropriate changes to the Company's auditing and/or accounting principles and practices.

     D.   Process Improvement:

          1.Establish regular and separate systems of reporting to the Committee by each of management, the outside auditors and the internal auditors regarding significant judgments made in the preparation of financial statements;

          2.Following completion of the annual audit, review separately with each of management, the outside auditors and the internal audit department any significant difficulties encountered during the course of the audit, including any limitations on the scope of work or access to required information;

          3.Review any significant disagreement among management and the outside auditors or the internal audit department in connection with preparation of the financial statements;

          4.Review with the outside auditors, the internal audit department and management the extent to which changes or improvements in financial or accounting practices as recommended by the Committee have been implemented.

     E.     Ethical and Legal Compliance:

          1.Establish, review and update periodically a Company code of ethical conduct and ensure that management has established a system to implement and enforce this code;

          2.Review management's monitoring of compliance with the Company's ethical code and ensure that management has a proper review system in place to ensure that the Company's financial statements, reports and other financial information disseminated to the public satisfy legal requirements;

          3.Review with the Company's legal counsel any legal matter that could have significant impact on the Company's financial statements;

          4.Perform any other activities consistent with this Charter, the Company's bylaws and governing law as the Committee or the Board deems necessary and appropriate.


APPENDIX


The graphic image on page == of this document has the following graph points:

                                          S&P
                     ML&P      S&P        FOOD


1995                  100       100       100
1996                  100       123       117
1997                   97       164       161
1998                   77       211       174
1999                  149       255       130
2000                  204       232       164



                              PROXY

               MAUI LAND & PINEAPPLE COMPANY, INC.
                 120 KANE STREET, P. O. BOX 187
                KAHULUI, MAUI, HAWAII 96733-6687


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
THE ANNUAL MEETING TO BE HELD MAY 2, 2001


     The undersigned hereby makes, constitutes and appoints GARY
L. GIFFORD, PAUL J. MEYER and ADELE H. SUMIDA and each of them as attorneys and proxies of the undersigned, with full power of substitution, for and in the name of the undersigned to represent the undersigned at the Annual Meeting of Stockholders of Maui Land & Pineapple Company, Inc. (the "Company") to be held at 8:30 a.m. on Wednesday, May 2, 2001, in the Corporate Office courtyard, 120 Kane Street, Kahului, Hawaii, and any postponements or adjournments thereof, and to vote all shares of the stock of the Company standing in the name of the undersigned with all the powers the undersigned would possess if personally present at such meeting. This Proxy may be revoked by the undersigned at any time. The undersigned directs that this Proxy be voted as follows:

1. To elect the nominees listed below as Class Two Directors to serve for a three-year term or until their successors have been elected and qualified:

     DAVID A. HEENAN AND CLAIRE C. SANFORD

     ______ FOR               ______WITHHOLD AUTHORITY FOR ALL

     INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below:



______________________________________________________________

2. To elect the firm of Deloitte & Touche LLP as the Auditor of the Company for the fiscal year 2001 and thereafter until its successor is duly elected.

     ____ FOR       ____ AGAINST   ____ ABSTAIN

     THIS PROXY WILL BE VOTED AS DIRECTED. IF THE PROXY IS PROPERLY SIGNED AND RETURNED AND NO DIRECTIONS ARE GIVEN, THE VOTE WILL BE IN FAVOR OF ALL PROPOSALS ABOVE. DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS THAT MAY COME BEFORE THE MEETING.

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and accompanying Proxy Statement.



Date:________________, 2001

Please sign EXACTLY as name(s) appears at left:

_______________________________________
_______________________________________
_______________________________________


If the proxy is signed by an attorney-in-fact, executor, administrator, trustee or guardian, give full title. PLEASE
DATE, SIGN AND RETURN PROMPTLY.